Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-228154, 333-215046, and 333-212780) and S-8 (No. 333-217757 and 333-205176) of Univar Inc. of our report dated December 6, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Nexeo Solutions, Inc. and its subsidiaries (“Successor”), which appears in this Current Report on Form 8-K.

We also consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-228154, 333-215046, and 333-212780) and S-8 (No. 333-217757 and 333-205176) of Univar Inc. of our report dated December 8, 2016 relating to the financial statements and financial statement schedule Nexeo Solutions Holdings, LLC and its subsidiaries (“Predecessor”), which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 3, 2019